1 Investor Summary Q1, 2022 NASDAQ: LCNB

Forward Looking This presentation, as well as other written or oral communications made from time to time by us, contains certain forward-looking information within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements relate to future events or future predictions, including events or predictions relating to our future financial performance, and are generally identifiable by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “plan,” “intend,” “target,” or “anticipates” or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances or effects. These forward-looking statements regarding future events and circumstances involve known and unknown risks, including those risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, and other SEC filings, uncertainties and other factors that may cause our actual results, levels of activity, financial condition, performance or achievements to be materially different from any future results, levels of activity, financial condition, performance or achievements expressed or implied by such forward-looking statements. This information is based on various assumptions, estimates or judgments by us that may not prove to be correct. Important factors to consider and evaluate in such forward-looking statements include: • changes in competitive and market factors that might affect our results of operations; • changes in laws and regulations, including without limitation changes in capital requirements under the Basel III capital standards; • changes in our business strategy or an inability to execute our strategy due to the occurrence of unanticipated events; • our ability to identify potential candidates for, and consummate, acquisition or investment transactions; • the timing of acquisition or investment transactions; • local, regional and national economic conditions and events and the impact they may have on us and our customers; • targeted or estimated returns on assets and equity, growth rates and future asset levels; • our ability to attract deposits and other sources of liquidity and capital; • changes in the financial performance and/or condition of our borrowers; • changes in the level of non-performing and classified assets and charge-offs; • changes in estimates of future loan loss reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements, as well as changes in borrowers’ payment behavior and creditworthiness; • changes in our capital structure resulting from future capital offerings or acquisitions; • inflation, interest rate, securities market and monetary fluctuations; • the effects on our mortgage warehouse lending and retail mortgage businesses of changes in the mortgage origination markets, including changes in monetary policies, interest rates and the regulation of mortgage originators, services and securitizers; These forward-looking statements are subject to significant uncertainties and contingencies, many of which are beyond our control. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, financial condition, performance or achievements. Accordingly, there can be no assurance that actual results will meet our expectations or will not be materially lower than the results contemplated in this presentation. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents referred to or incorporated by reference, the dates of those documents. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable law. • timely development and acceptance of new banking products and services and perceived overall value of these products and services by users; • changes in consumer spending, borrowing and saving habits; • technological changes; • our ability to grow, increase market share and control expenses, and maintain sufficient liquidity; • volatility in the credit and equity markets and its effect on the general economy; • the potential for customer fraud; • effects of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; • the businesses of the Bank and any acquisition targets or merger partners and subsidiaries not integrating successfully or such integration being more difficult, time-consuming or costly than expected; • our ability to integrate currently contemplated and future acquisition targets may be unsuccessful, or may be more difficult, time-consuming or costly than expected; and • material differences in the actual financial results of merger and acquisition activities compared with expectations. L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 2 Forward Looking

About LCNB LCNB Operations Center, Lebanon OH

LCNB Overview

Headquartered in Lebanon, Ohio, we are one of the largest community banks in the state with locations throughout 10 Ohio counties and a primary market area focused on serving three large, compelling, and distinct markets.

Serving our communities for 140+ years, we have a proven history of strong profitability driven by disciplined organic loan growth, diversified revenue base, and low-cost, core deposits.

MARKET FOCUS

Cincinnati | Dayton | Columbus



$1.90 billion in assets, and $3.15 billion in total assets managed at March 31, 2022	$183.3 Million Market Cap[1]
31 branches in Southwestern and Central Ohio	1.3x Price to Tangible Book[1]
Completed 4 successful acquisitions since 2013	11.11% 2022 Q1 ROATCE
Experienced and motivated management team aligned with shareholders	10.9% Net Income 2016 - 2021 CAGR

[1] At April 29, 2022

LCNB CORP. | Q1, 2022 INVESTOR SUMMARY PAGE 4

LCNB CORP.

Strong Position in Compelling Markets


Cincinnati Counties
Dayton Counties
Columbus Counties
Micropolitan Counties

Market	Branches	2021 Rank[1]	Deposits ($000)[1]	% of Franchise
Cincinnati	18	12	$932,842	59%
Preble County	3	1	$170,665	11%
Dayton[2]	3	22	$160,561	10%
Ross County	4	4	$150,994	10%
Columbus	1	38	$113,062	7%
Clinton County	1	9	$32,699	2%
Fayette County	1	7	$16,896	1%
Total	31		$1,577,719	100%

[1] According to FDIC Market Share Report, June 2021 [2] Market numbers omit totals from individual counties

CINCINNATI MARKET

- Market includes 16 counties in OH, KY and IN
- MSA is the 30th largest in the U.S.
- Population: 2.2 million
- Avg. Household Income: $61,870
- Fastest growing air cargo hub in North America supported by Amazon's $1.5 billion Prime Air
- Key industries include: Biohealth, Business and Professional Services, Advanced Manufacturing, and Technology

DAYTON MARKET

- Market includes 12 Western OH Counties
- MSA is the 73rd largest in the U.S.
- Population: 1.8 million
- Avg. Household Income: $58,152
- Wright-Patterson Air Force Base is the state's largest single-site employer
- Key industries include: Advanced Manufacturing, Aerospace and Defense, Agriculture, Bioscience, and Logistics

COLUMBUS MARKET

- Market includes 11 Central OH counties
- MSA is the 32nd largest in the U.S.
- Population: 2.2 million
- Avg. Household Income: $63,498
- 17 Fortune 1,000 HQs, 52 colleges and universities, top 10 millennial concentration
- Key industries include: Government, Education, Logistics, Business Services, Technology, and Manufacturing

CHILLICOTHE/ROSS CO. MARKET

- Conveniently located between Columbus, OH, Cincinnati, OH and Charleston, WV
- 60% of the U.S. population is located within a day's drive from Ross County
- Population: 77,402
- Kenworth Truck's assembly plant located in Chillicothe
- Key industries include: Manufacturing, Food Processing, Paper, Pet, and Healthcare

LCNB CORP. | Q1, 2022 INVESTOR SUMMARY PAGE 5

Caring for our Communities

"LCNB is kind of the next-level community bank. They're a large bank, but they really operate like a smaller community bank, and that's been really important for my business."
Kevin Lykens, Developer, Budd Dairy Food Hall




THE 741 CENTER



We have developed a long tradition and respected reputation for building strong relationships with our investors, associates, and customers in the communities that we support and do business. We believe that this will not only help our communities but will help our market share.

Across our organization, our associates are involved with organizations throughout their local communities, and LCNB team members sit on the boards of numerous non-profits and community organizations.

We consider employee involvement in evaluating contribution requests, and we support volunteer involvement by our employees in our communities.

LCNB CORP. | Q1, 2022 INVESTOR SUMMARY PAGE 6

Balanced Growth Focusing on profitable growth, without compromising credit standards. Diverse Revenues Multiple sources of revenue insulate LCNB from challenging interest rate environment. Consistent Performance Tangible book value per share has increased at a 2.9% CAGR over the past 5 years. Focus on Profitability Proactively control costs, pricing and asset quality. Return Capital to Shareholders Longstanding and growing dividend policy, and opportunistic share repurchase program Pursue M&A Opportunities Focus on complementary financial institutions. COMPONENTS OF BUSINESS MODEL TOTAL ASSETS MANAGED (in thousands) $- $500,000 $1,000,000 $1,500,000 $2,000,000 $2,500,000 $3,000,000 $3,500,000 LCNB Corp. Assets Trust & Investments Mortgage Loans Serviced Cash Management Brokerage Accounts At March 31, 2022, total assets managed increased 3.8% year-over-year to a record $3.15 billion L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 7 We believe we can double the size of the Bank through our proven growth strategy, established infrastructure, and strong market position

LCNB Financial and Operating Highlights LCNB Union Village Opening, Lebanon OH

L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 9 First Quarter 2022 Financial Highlights During the first quarter, we experienced year-over-year growth in loans and deposits, both of which ended the quarter at record levels $1,818,321 $1,899,630 Q1 2021 Q1 2022 Compelling Asset Growth (in thousands) LTM EPS, Diluted 0.19% 0.08% Q1 2021 Q1 2022 Strong Asset Quality Nonperforming assets to total assets 1.57 1.63 Q1 2021 Q1 2022

L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 1 0 Capital Allocation Highlights • Returned a record amount of capital to shareholders in 2021 through the Company’s stock repurchase program and regular cash dividend program • In February 2022, LCNB Corp. repurchased 1,051,687 shares or 8.5% of its outstanding common stock • LCNB has sufficient capital to pursue organic growth and acquisition opportunities • The Board will continue to evaluate selective repurchases in order to manage capital position and maintain attractive ROATCE levels going forward $8,310 $21,086 2021 2022 YTD Signficant Stock Repurchases (in thousands) 46.3% 52.6% Q1 2021 Q1 2022 Dividend Payout RatioGrowing Dividend From 1998 to 2021, LCNB’s regular cash dividend payment has increased at a compound annual growth rate of 3.5%. $0.77 $0.80 2021 2022 (annualized)

L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 1 1 Focused on Key Strategies to Drive Continued Growth and Value Creation in 2022 and Beyond PRUDENTLY CONTROL RISK MANAGE OPERATING EXPENSESDIVERSIFY REVENUE GROW CUSTOMER RELATIONSHIPS

Diverse Financial Services Support a High Level of Noninterest Income (at March 31, 2022) Trust Services Business Banking InvestmentsPersonal Banking LTM SOURCES OF INCOME LTM NONINTEREST INCOME Net Interest Income, 78% Noninterest Income, 22% Fiduciary Income 42% Service charges & fees 37% Bank owned life insurance 7% Gain on sale of loans 6% Other operating income 8% L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 1 2

Expanding Relationships Through Wealth Management Growth We believe that most of our community bank competitors do not have our wealth management capabilities, and some of our large bank competitors fall short of our level of customer service. As such, we believe that we are poised to achieve further growth in AUM. WEALTH MANAGEMENT ASSETS (in thousands) $- $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 2016 2017 2018 2019 2020 2021 Q1 2022 L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 1 3 PRODUCTS & SERVICES Investments & Guided Wealth Portfolios Annuities Insurance Brokerage Services 529 Plans Tax & Financial Planning Retirement Planning Charitable Planning Estate & Trust Planning Trust Administration FIDUCIARY INCOME (in thousands) $- $1,000 $2,000 $3,000 $4,000 $5,000 $6,000 $7,000 $8,000 2016 2017 2018 2019 2020 2021 LTM LCNB Wealth Management provides sophisticated solutions with the personal service LCNB’s customers expect. 16.5% CAGR from 2016 to 2021 15.2% CAGR from 2016 to 2021 CAGR 13% if including Q1 2022

Disciplined Acquisition Strategy Further Enhances Growth

We believe that selected acquisitions along with organic growth will enable us to continue to create long-term value for all our shareholders.

4 Acquisitions
Successful integration of acquisitions since 2013

70+ Banks
Identified within Ohio, Indiana, and Kentucky as potential acquisition candidates

Seek opportunities that support diverse income streams, control risk and earn a quick payback

Pursue banks with similar cultures and markets with strong core customer demographics

"We have assembled a highly motivated and skilled management team that includes experience successfully identifying, completing, and integrating acquisitions. Since 2013, we have made four successful acquisitions of high-quality community banks that have added scale, expanded our markets, and generated attractive returns."

Eric J. Meilstrup, President & CEO



LCNB CORP. | Q1, 2022 INVESTOR SUMMARY

PAGE 14

Capitalizing on Accelerating Digital Trends

DIGITAL TRANSACTIONS: *Up 4.5% Year-over-Year*


1Q2021
2Q2021
3Q2021
4Q2021
1Q2022

PAPERLESS ACCOUNTS: *Up 11.5% Year-over-Year*


1Q2021
2Q2021
3Q2021
4Q2021
1Q2022

Investing in Secure Digital and Mobile Platforms

- Focused on expanding digital marketing efforts and reach, while optimizing physical branch presence
- Growing secure messaging capabilities within online and mobile apps. Immediate customer adoption; ~10% of call volume through chat
- e-sign capabilities, digital document capture, and automated workflows to increase efficiencies and improve client experience
- Refreshed entire ATM network and ITM upgrades available
- New online platform supports digital account opening and lending applications

LCNB CORP. | Q1, 2022 INVESTOR SUMMARY
PAGE 15

Compelling Low-Cost Deposit Base OVERVIEW DEPOSIT TRENDS (in thousands) CORE DEPOSITS TO TOTAL DEPOSITSDEPOSIT COMPOSITION (in thousands) $- $500,000 $1,000,000 $1,500,000 $2,000,000 3/31/2021 3/31/2022 Noninterest-bearing Interest-bearing • Prudent management of local and stable deposit base • Off balance sheet insured cash sweep program • Total deposits increased YoY 6.5% to $1.64 billion in Q1 2022 • Noninterest-bearing stood at 31.6% of total deposits at March 31, 2022 • Cost of deposits were only 0.18% at March 31, 2022 L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 1 6 97.9% 98.1% 98.3% 98.5% 98.6% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% $1,480,000 $1,500,000 $1,520,000 $1,540,000 $1,560,000 $1,580,000 $1,600,000 $1,620,000 $1,640,000 $1,660,000 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Total Deposits Total Cost of Deposits

Strong, Local, and Individual Lending Culture Supports Loan Growth 7.7% 65.7%23.8% 2.4% 0.6% Commercial and industrial Commercial real estate Residential real estate Consumer Agricultural Other • Products include commercial and industrial loans, commercial and residential real estate loans, agricultural loans, construction loans, various types of consumer loans, and SBA loans. • Loans, net at March 31, 2021, increased 3.4% year-to- date to $1.37 billion OVERVIEW LOANS, GROSS (by Industry Type) AVERAGE EARNING ASSETS TO AVERAGE TOTAL ASSETSLOANS, NET (in thousands) L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 1 7 $- $200,000 $400,000 $600,000 $800,000 $1,000,000 $1,200,000 $1,400,000 2016 2017 2018 2019 2020 2021 Q1 2022 89.5% 90.1% Q1 2021 Q2 2022

Legacy of Excellent Asset Quality NPLs / TOTAL LOANS (in thousands) Q1 2022 CRE Breakdown Top CRE Categories (includes non-owner occupied and owner occupied) 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% $- $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 NPLs NPLs / Total Loans NET CHARGE-OFFS (at March 31, 2022) -0.01% 0.00% 0.01% 0.02% 0.03% 0.04% 0.05% 0.06% 2017 2018 2019 2020 2021 Q1 2022 L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 1 8 65.8% 34.2% CRE Non-Owner Occupied CRE Owner Occupied Category Balance % of CRE Portfolio Retail Building $155.2 mil. 26% Office Building $123.1 mil. 20% Mixed Use Building $77.3 mil. 13% Hotel/Motel $45.3 mil. 8% Self Storage $35.6 mil. 6% Light Industrial $25.9 mil. 4% Remainder $138.6 mil. 23% Total $601.0 mil. 100% $47,000 in net recoveries in 2021

History of Disciplined Management and Strong Earnings Growth (charts in thousands, except per-share data) NET INTEREST INCOME After Provision for Loan Losses, Annually ANNUAL DILUTED EPS $- $5,000 $10,000 $15,000 $20,000 $25,000 2016 2017 2018 2019 2020 2021 ANNUAL NET INCOME Increased at an 11.8% CAGR • 2021 EPS increased 7.1% to $1.66 per diluted share • Strong full year returns at December 31, 2021: ‒ Return on average tangible equity: 11.67% ‒ Return on average assets: 1.13% • February 2022 share repurchase expected to be 6.82% accretive to our earnings per share in 2022 and approximately 7.0% accretive in future years FOCUSED ON MAINTAINING STRONG PROFITABILITY L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 1 9 $- $0.50 $1.00 $1.50 $2.00 2016 2017 2018 2019 2020 2021 $- $10,000 $20,000 $30,000 $40,000 $50,000 $60,000 $70,000 2016 2017 2018 2019 2020 2021

OVERVIEW (at March 31, 2022) TANGIBLE BOOK VALUE PER SHARE AVERAGE LOANS TO DEPOSITSTCE/TCA • Total risk-based capital exceeds well-capitalized threshold • Loan growth funded through core deposits • Significant availability from FHLB • Additional liquidity available through line of credit agreements and insured cash sweep program • Capacity to continue share repurchases as authorized by the Board 88.28% 84.63% 82.82% 83.70% 83.62% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 $13.87 $14.15 $14.28 $14.33 $12.84 Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 2 0 Capital Levels Support Strategic and Organic Growth Objectives 10.12% 9.96% 9.73% 9.66% 7.96% Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022

LCNB Corporate Governance LCNB Main Office, Lebanon OH

Experienced Bankers Dedicated to Creating Value

We create value for our shareholders by providing diverse, local, and independent financial services to our communities

~30 Years
Avg. Management Tenure within the Banking industry

25%
Board Diversity



Committed to Returning Capital to Shareholders



Focused on Achieving Above Average ROATCE

"While remaining rooted in the communities we serve, we have driven diversity and independence on the Board. We believe the progress we are making in refreshing the Board supports our growth strategies and reflects the demographic makeup of the communities we serve."

Spencer S. Cropper, Chairman



LCNB CORP. | Q1, 2022 INVESTOR SUMMARY

PAGE 22

Creating Value for Shareholders DIVIDEND HIGHLIGHTS LCNB has never decreased or suspended its dividend 2022 first quarter cash dividend increased 5.3% over the prior year period At April 29, 2022, LCNB’s dividend yield was 5.0% From 2018 to 2021, LCNB’s annual dividend has increased at a 5.8% CAGR LONGSTANDING AND GROWING DIVIDENDS $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 $0.90 L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 2 3 1 2022 Dividend Annualized

L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 2 4 Accomplished and Well-Versed Board of Directors Name & Principal Occupation Age Director Since Independent Signficant Shareholder Banking Sector Corporate Finance Board Wealth Management Mary E. Bradford Former IT Executive, GE Aviation 66 2018 Spencer S. Cropper, Chairman CPA for Stolle Properties, Inc 48 2006 Steve P. Foster Former President and CEO of LCNB 69 2005 William G. Huddle Former Banker 66 2018 Craig M. Johnson Certified Public Accountant 66 2019 Michael J. Johrendt Attorney at Johrendt & Holford 68 2018 William H. Kaufman Attorney at Kaufman & Florence 78 1982 Anne E. Krehbiel Attorney at Krehbiel Law Office 66 2010 Takeitha W. Lawson Director at altafiber 42 2021 Eric J. Meilstrup President & CEO of LCNB 54 2018 Stephen P. Wilson Former CEO of LCNB 71 1982 Experience

LCNB CORP.

Recent Board Appointments Bring Relevant Skills & Experience

DIRECTORS ADDED SINCE 2018



Mary E. Bradford
Director Since 2018

Audit, Compensation and Nominating & Governance Committee

- **Former GE Aviation executive**, world-leading provider of jet and turboprop engines



William G. Huddle
Director Since 2018

Loan and Trust Committee

- **Former Chairman and CEO of Columbus First Bancorp** prior to acquisition
- Former lawyer at BakerHostetler



Craig M. Johnson
Director Since 2019

Audit Committee (Chair), Compensation and Nominating & Governance Committee

- **CPA with 37+ years' experience** in public accounting and private industry sectors



Michael J. Johrendt
Director Since 2018

Nominating & Governance Committee (Chair) and Compensation Committee

- **Former director of Columbus First Bank**
- Principal at Johrendt & Holford



Takeitha W. Lawson
Director Since 2021

Director

- **Director at altafiber**
- Valuable experience in corporate finance, investor relations and public company operations



Eric J. Meilstrup
Director Since 2018

Chief Executive Officer

- **32 years' experience at LCNB**
- Extensive banking and wealth management sector experience

ENHANCED SKILLSETS

- Wealth Management
- Banking Expertise
- Corporate Finance
- Board Experience
- Executive Management
- IT Experience
- Diverse Perspectives

LCNB CORP. | Q1, 2022 INVESTOR SUMMARY PAGE 25

Ongoing Commitment to Strong Corporate Governance L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 2 6 FEBRUARY 2022 Mary E. Bradford 2018 Spencer S. Cropper 2006 Steve P. Foster 2005 William G. Huddle 2018 Craig M. Johnson 2019 Michael J. Johrendt 2018 William H. Kaufman 1982 Anne E. Krehbiel 2010 Eric J. Meilstrup 2018 Stephen P. Wilson 1982 Takeitha W. Lawson 2021 ✓ 6 of 11 New Directors ✓ Increased Diversity ✓ Critical Skills ✓ Relevant Experience ✓ IT Experience FEBRUARY 2018 Spencer S. Cropper Steve P. Foster John H. Kochensparger III Anne E. Krehbiel Valerie S. Krueckeberg Stephen P. WilsonGeorge L. Leasure William H. Kaufman

L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 2 7 Seasoned Management Team Eric J. Meilstrup President & Chief Executive Officer Mr. Meilstrup has served in a variety of executive, operational, customer service, and HR roles throughout his 30+ year tenure at LCNB. He is also an active member of the community and serves on several boards outside the Bank. Lawrence P. Mulligan Jr. EVP & Chief Operating Officer Mr. Mulligan joined LCNB in 2018 and has 30+ years of banking, finance, and community experience. He spent 27 years at First Financial Bank and served as Mayor of Middletown, Ohio for 12 years. Michael R. Miller EVP & Trust Officer Mr. Miller joined LCNB in 2017, after 3+ years at Fifth Third Bank. He has nearly 30 years of legal, trust, and wealth management experience, and also serves on the Board of the Sinclair College Foundation and is a judge at The Goering Center for Family and Private Business. Laura K. Tiller SVP, HR & Talent Development Ms. Tiller joined LCNB in 2019, bringing 30 years’ experience in human resources and operations leadership in the food retail industry. Laura has served as a member of the United Way Action Council and is involved with the American Cancer Society and the Muscular Dystrophy Association. Jeff D. Meeker SVP, Chief Credit Officer Mr. Meeker joined LCNB in 2013 with the acquisition of Citizens National Bank. He has over 35 years of banking experience including multiple senior level roles in lending, finance and executive positions. He is an active member of the Farm Bureau and supports the agriculture industry. Brian N. Bausmith SVP, IT & Data Security Mr. Bausmith has led the IT group at LCNB for 14 years. He has held several positions at the bank during his 35-year career. He has served as board chair for the Cincinnati Chapter of AIB, is involved in youth sports, and on the board of his church. Robert C. Haines II EVP, Chief Financial Officer Mr. Haines has been the CFO of LCNB for 14 years, after serving in a variety of finance, IT, and operational positions during his nearly 30 tenure at LCNB. Bradley A. Ruppert EVP, Chief Investment Officer Mr. Ruppert joined LCNB in 2008 and has 23 years of investment, finance, and community experience. He is the President of the Board of Warren County Community Services, and on the investment committees of the Warren County Foundation and of Otterbein Homes. Matthew P. Layer EVP, Chief Lending Officer Mr. Layer has been with LCNB for nearly 40 years. His position as Chief Lending Officer started in 2008 after serving in varying lending functions within the bank. An active Warren Countian since birth, he presently serves on the APC Board and Warren County Port Authority. Annie S. Joseph SVP, Branch Administrator Ms. Joseph has held positions of increasing responsibility in branch administration and retail banking. She joined LCNB in 2006 and has over 20 years in the banking industry. She received her MBA from Xavier University and is active in Sigma Gamma Rho sorority. Jackie A. Manley SVP, Wealth & Taxes Ms. Manley started at LCNB in 2013 and has extensive experience in tax and wealth management. She earned a JD and has a CFP designation. Her volunteer service includes board service on the Partnership for Philanthropic Planning of Greater Dayton. Ann M. Smith SVP, Deposit Operations Ms. Smith has held a variety of leadership positions with LCNB during her 35-year career, focused on deposit operations, security, and client service. She is active in the Lebanon community and serves on several non-profit boards. She is engaged with JHA deposit user groups as well.

LCNB CORP.

Summary

- *Growth-oriented community bank dedicated to creating significant long-term shareholder value*
- *Business model focused on providing diverse financial services and an above-average level of fee income*
- *Strong, competitive position within three large, compelling, and distinct Ohio markets offering significant market share growth potential*
- *Experienced and motivated management team*
- *Ongoing commitment to maintaining strong governance by adding highly-qualified, independent individuals to the Board.*
- *Proven acquisition strategy and recognized "acquirer of choice" within markets*
- *History of strong financial performance*

Relationships make the difference for growing clients.
"I've worked with a lot of banks, and LCNB just has a different touch. They do it better. They put in the effort to help lead you in the right direction. You can just tell that they really care about our business."
Dan Lech & Bryan Taulbee, Owners, Broadway Barrel House



LCNB CORP. | Q1, 2022 INVESTOR SUMMARY PAGE 28

29 Appendix Historical Annual Financials Historical Quarterly Financials

Annual Financials

Dollars in thousands	2017	2018	2019	2020	2021
Net interest income	40,864	48,169	54,406	56,218	57,124
Provision (credit) for loan losses	215	923	207	2,014	(269)
Noninterest income	10,458	11,050	12,348	15,741	16,232
Noninterest expense	33,863	40,502	43,522	45,785	48,040
Income before income taxes	17,244	17,794	23,025	24,160	25,585
Income taxes	4,272	2,949	4,113	4,085	4,611
Net income	12,972	14,845	18,912	20,075	20,974
Net interest margin	3.58%	3.63%	3.71%	3.70%	3.45%
Fee Income/Total Income	19.04%	16.83%	15.92%	19.79%	20.97%
Total assets	1,295,638	1,636,927	1,639,308	1,745,884	1,903,629
Loans, net	845,657	1,194,577	1,239,406	1,293,693	1,363,939
Total deposits	1,085,821	1,300,919	1,348,280	1,455,423	1,628,819
Book value per share	14.99	16.47	17.63	18.73	19.22
Tangible book value per share	11.64	11.67	12.78	13.93	14.33
Earnings per share, diluted	1.29	1.24	1.44	1.55	1.66
Cash dividend (per share)	0.64	0.65	0.69	0.73	0.77
Dividend pay-out ratio	49.23%	52.42%	47.92%	47.10%	46.39%
Return on average assets	0.99%	1.00%	1.15%	1.18%	1.13%
Return on average tangible equity	11.33%	10.74%	11.72%	11.53%	11.67%

LCNB CORP. | Q1, 2022 INVESTOR SUMMARY

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Quarterly Financials Dollars in thousands Q1 2021 Q2 2021 Q3 2021 Q4 2021 Q1 2022 Net interest income 14,372 14,369 14,073 14,310 14,223 Provision (credit) for loan losses (52) (15) 306 (508) 49 Noninterest income 3,465 4,314 4,106 4,347 3,550 Noninterest expense 11,492 12,208 12,029 12,311 12,250 Income before income taxes 6,397 6,490 5,844 6,854 5,474 Income taxes 1,157 1,200 1,027 1,227 951 Net income 5,240 5,290 4,817 5,627 4,523 Net interest margin 3.68% 3.51% 3.32% 3.34% 3.35% Fee Income/Total Income 18.24% 21.85% 21.46% 22.25% 19.01% Total assets 1,818,321 1,856,670 1,884,252 1,903,629 1,899,630 Loans, net 1,329,422 1,312,113 1,334,331 1,363,939 1,373,991 Total deposits 1,537,116 1,577,345 1,603,203 1,628,819 1,636,606 Book value per share 18.66 18.99 19.17 19.22 18.14 Tangible book value per share 13.87 14.15 14.28 14.33 12.84 Earnings per share, diluted 0.41 0.41 0.39 0.45 0.38 Cash dividend (per share) 0.19 0.19 0.19 0.20 0.20 Dividend pay-out ratio 46.34% 46.34% 48.72% 44.44% 52.63% Return on average assets 1.20% 1.15% 1.02% 1.18% 0.96% Return on average tangible equity 11.81% 11.76% 10.62% 12.51% 11.11% L C N B C O R P . | Q 1 , 2 0 2 2 I N V E S T O R S U M M A R Y P A G E 3 1 Quarterly Financials

32 lcnbcorp.com NASDAQ: LCNB LCNB National Bank | lcnb.com 2 N. Broadway Lebanon, OH 45036 Member FDIC | Equal Housing Lender #furthertogether